Exhibit 99.1

LIXTE Biotechnology Enters into Exclusive Immune Oncology Patent License Agreement with NINDS and NCI

Agreement Focuses on Combining LIXTE’s LB-100 with Various Innovative Cancer Immunotherapies

PASADENA, CA, February 26, 2024 — LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT and LIXTW) (“LIXTE” or the “Company”) today announced the signing of an exclusive patent license agreement with the National Institute of Neurological Disorders and Stroke (NINDS) and National Cancer Institute (NCI), each a component of the National Institute of Health (NIH).

Under the terms of the license agreement, LIXTE has licensed exclusively NIH’s intellectual property rights claimed for a Cooperative Research and Development Agreement (CRADA) subject invention co-developed with Lixte, and the licensed field of use, which focuses on promoting anti-cancer activity alone, or in combination with standard anti-cancer drugs. The scope of this clinical research extends to checkpoint inhibitors, immunotherapy, and radiation for the treatment of cancer.

“This strategic collaboration marks a significant milestone in advancing LIXTE’s mission to advance cancer therapy by developing its first-in-class lead clinical PP2A inhibitor, LB-100, as a potentiator of cancer immunotherapy,” said Bas van der Baan, Chief Executive Officer of LIXTE. “We are excited to embark on this journey as it opens up new avenues for advancing our commitment to developing effective and targeted anti-cancer therapies. The agreement reinforces our dedication to pioneering research and delivering innovative solutions to patients battling cancer,” he added.

The collaboration harnesses the synergies of LIXTE’s innovative compound, LB-100, and NINDS’s and NCI’s cutting-edge research capabilities. The licensed patent rights provide LIXTE with a unique opportunity to explore and develop novel combination therapies that can potentially transform the landscape of cancer treatment.

LIXTE recently announced the entry of the first patient into a Phase 1b/2 clinical trial to assess whether adding LIXTE’s LB-100 to GSK’s programmed death receptor-1 (PD-1)-blocking monoclonal antibody, dostarlimab-gxly, has the ability to enhance the effectiveness of immunotherapy in the treatment of ovarian clear cell carcinoma (OCCC). Another Phase 1b clinical trial in small cell lung cancer combining LB-100 with Roche’s atezolizumab and chemotherapy is also actively recruiting. The Company intends to develop additional clinical trials with LB-100 to enhance the efficacy of chemotherapy and immunotherapy.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are in progress.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to obtain and maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about LIXTE, Contact: info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962